UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Lyra Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF

STOCKHOLDERS OF LYRA THERAPEUTICS, INC.

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Lyra Therapeutics, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on April 4, 2025 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).

Proxy Solicitor

We have engaged Alliance Advisors (“Alliance”) to assist us with the solicitation of proxies in connection with the Annual Meeting. We expect to pay Alliance a fee of $18,000, plus reimbursement for out-of-pocket expenses for its services.

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